Exhibit 99.2

SECURITY SAVINGS BANK
INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at October 15, 2010	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4-9

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Simmons First National Corporation
Pine Bluff, Arkansas

We have audited the accompanying statement of assets acquired and liabilities assumed by Simmons First National Bank (a wholly owned subsidiary of Simmons First National Corporation) pursuant to the purchase and assumption agreement dated October 15, 2010. The Company’s management is responsible for this financial statement. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of October 15, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Pine Bluff, Arkansas
December 30, 2010

Statement of Assets Acquired and Liabilities Assumed
By Simmons First National Bank
(a wholly owned subsidiary of Simmons First National Corporation)

(In thousands)	October 15, 2010

ASSETS
Cash and due from banks	$11,063
Cash received from FDIC	71,200
Receivable from FDIC	1,856
Investment securities	75,621
Loans receivable not covered by FDIC loss share	991
Loans receivable covered by FDIC loss share	219,158
Foreclosed assets held for sale covered by FDIC loss share	6,363
FDIC indemnification asset	68,330
Core deposit premium	1,480
Other assets	1,577
Total assets acquired	$457,639

LIABILITIES
Deposits:
Non-interest bearing transaction accounts	82,614
Interest bearing transaction accounts and savings deposits	8,624
Time deposits	246,999
Total deposits	338,237
Repurchase agreements	2,215
FHLB borrowings	95,676
Accrued interest and other liabilities	3,234
Total liabilities assumed	439,362
Net assets acquired, excluding deferred tax impact	18,277
Deferred tax impact	7,169
Net assets acquired	$11,108

See Notes to Statement of Assets Acquired and Liabilities Assumed.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
By Simmons First National Bank
(a wholly owned subsidiary of Simmons First National Corporation)

1. FDIC Assisted Acquisition of Certain Assets and Liabilities of Security Savings Bank, FSB

On October 15, 2010, Simmons First National Bank (the “Bank” or “Simmons”) entered into a purchase and assumption agreement (the “Agreement”) with the FDIC, as receiver, pursuant to which the Bank acquired the loans and certain assets and assumed the deposits and certain liabilities of Security Savings Bank, FSB in Olathe, Kansas (“Security”).

Prior to the acquisition, Security operated nine banking centers in Kansas, with four in the Kansas City Metropolitan area, three in Salina and two in Wichita. Excluding the effects of purchase accounting adjustments, Simmons acquired $407.0 million in assets and assumed approximately $338.2 million of the deposits of Security. Specifically, Simmons purchased loans with an estimated fair value of $220.1 million, $6.4 million of foreclosed assets and $75.6 million of investment securities.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreements described below. Fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. Simmons and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by Simmons and/or the purchase prices. In addition, the tax treatment of the FDIC assisted acquisition is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

2. Loss Sharing Agreement and FDIC Indemnification Asset

In connection with the Security acquisition, Simmons entered into loss sharing agreements with the FDIC that cover $317.5 million of assets, based upon the seller’s records, including single family residential mortgage loans, commercial real estate, commercial and industrial loans and foreclosed assets (collectively, “covered assets”). The Bank acquired other Security assets that are not covered by the loss sharing agreements with the FDIC including investment securities purchased at fair market value, consumer loans and other tangible assets. Pursuant to the terms of the loss sharing agreements, the FDIC will reimburse the Bank for 80% of losses on the covered assets. The Bank will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid Simmons a reimbursement under the loss sharing agreements. The FDIC’s obligation to reimburse the Bank for losses with respect to covered assets begins with the first dollar of loss incurred.

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	October 15, 2010
	Amount Covered
	By FDIC	Fair Value
Assets covered by loss share:	(In Thousands)
Loans receivable covered by loss share	$303,016	$219,158
Foreclosed assets held for sale covered by loss share	14,518	6,363

The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying covered assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The loss sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and Simmons reimbursement to the FDIC for ten years. The loss sharing agreement applicable to all other covered assets provides for FDIC loss sharing for five years and Simmons reimbursement of recoveries to the FDIC for eight years.

The loss sharing agreements are subject to certain servicing procedures as specified in the agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as an indemnification asset at their estimated fair values of $68.3 million for the Agreement, on the acquisition date. The indemnification asset reflects the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

3. Summary of Significant Accounting Policies

The Bank has determined that the acquisition of the net assets of Security constitutes a business combination as defined by the FASB ASC Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required. Fair values were determined based on the requirements of FASB ASC Topic 820, Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks, cash received from FDIC and receivable from FDIC – The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets. The $71.2 million cash received from the FDIC is the first pro-forma cash settlement received from the FDIC on Monday following the closing weekend.  The $1.9 million receivable from the FDIC is the remaining amount due from the settlement.

Investment securities – Investment securities were acquired from the FDIC at fair market value. The fair values provided by the FDIC were reviewed and considered reasonable based on the Bank’s understanding of the market conditions.

Loans – Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.

Foreclosed assets held for sale – These assets are presented at the estimated present values that management expects to receive when the properties are sold, net of related costs of disposal.

FDIC indemnification asset – This loss sharing asset is measured separately from the related covered assets as it is not contractually embedded in the covered assets and is not transferable with the covered assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss-sharing reimbursement from the FDIC.

Core deposit premium – This intangible asset represents the value of the relationships that Security had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

Deposits – The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the acquisition date. Even though deposit rates were above market, because the Bank reset deposit rates to current market rates, there was no fair value adjustment recorded for time deposits.

FDIC True-Up Provision – The Agreement allows the FDIC to recover a portion of the loss share funds previously paid out under the indemnification agreement in the event losses fail to reach the expected loss level under a claw back provision (“True-Up Provision”). A true-up is scheduled to occur in the calendar month in which the tenth anniversary of the Security closing occurs. If the threshold is not met, the assuming institution is required to pay the FDIC 50 percent of the excess, if any, within 45 days following the true-up.

The value of the True-Up Provision liability is calculated as the present value of the estimated payment to the FDIC in the tenth year using the formula provided in the Agreement. Pursuant to the formula in the Agreement, the liability was calculated at 50 percent of the excess, if any, of (i) twenty percent (20%) of the total intrinsic loss estimate of $109.0 million, less (ii) the sum of (A) 20% of the net loss amount (the sum of all losses less the sum of all recoveries on covered assets) plus (B) 25% of the asset premium (discount) plus (C) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Agreement.

As of October 15, 2010, the True-Up Provision is estimated to be a liability of $1.7 million. The result of the calculation is based on the net present value of expected future cash payments to be made by the Bank to the FDIC at the conclusion of the loss share agreements. The discount rate used was based on current market rates. The expected cash flows were calculated in accordance with the loss share agreements and are based primarily on the expected losses on the covered assets.

Unfunded Commitments – Unfunded loan commitments represent the unused portion of lines of credit available to customers based on previously agreed rates and terms.

The fair value of the unfunded loan commitments (the “Commitments”) was estimated using the income approach. Assumptions regarding expected utilization were applied to the unfunded balances. A premium or discount was estimated for the Commitments. The premium/discount for the Commitments was then adjusted for the time value of money over the average remaining life of the Commitments. In addition, the present value of the opportunity cost associated with regulatory requirements to hold reserve capital in connection with the Commitments was included to arrive at its fair value.

Based on the facts, assumptions, and valuation methodologies used in the analysis, the estimated fair value of the Commitments, as of October 15, 2010, was immaterial.

4. Bank Premises and Equipment

The Bank did not acquire a material amount of the real estate, banking facilities, furniture and equipment of Security as part of the purchase and assumption agreement, but has the option to purchase these assets at fair market value or assume existing leases on these assets from the FDIC. The option to purchase or asssume leases expires 90 days after acquisition date. Fair market values for the real estate, facilities, furniture and equipment will be based on current appraisals and determined at a later date. The Bank is leasing these facilities and equipment from the FDIC until current appraisals are received and a final decision is made.

5. Investment Securities

The fair value of securities acquired is as follows at October 15, 2010:

		Effective
	Fair Value	Yield
	(In Thousands)
Mortgage-backed securities	$67,874	$ **
FHLB stock	7,747	2.64%

** Amount is not meaningful, as the mortgage-backed securities acquired from Security did not fit the Bank’s current investment strategies and were liquidated during the fourth quarter of 2010, resulting in net securities gains of $317,000.

6. Loans Receivable, Net

The composition of loans receivable acquired, net, at October 15, 2010, is as follows:

		Effective
	Fair Value	Interest Rate
	(In Thousands)
Loans receivable not covered by loss share:
Consumer	$991	$5.23%
Loans receivable covered by FDIC loss share:
Performing fixed rate loans	48,788	5.97
Criticized fixed rate loans	16,375	5.55
Sub-standard and nonaccrual fixed rate loans	21,549	5.50
Performing variable rate loans	74,061	6.32
Criticized variable rate loans	17,806	6.29
Sub-standard and nonaccrual variable rate loans	40,579	6.02

The following is a summary of the covered impaired loans acquired in the Security acquisition on October 15, 2010, as of the date of acquisition.

October 15, 2010
(In Thousands)
Contractually required principal and interest at acquisition	$334,582
Non-accretable difference (expected losses and foregone interest)	(78,139)
Cash flows expected to be collected at acquisition	256,443
Accretable yield	(37,285)
Basis in acquired covered loans at acquisition	$219,158

7. Core Deposit Premium

The audited Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset of $1.5 million at October 15, 2010, related to the Security acquisition. The core deposit intangible asset will be amortized utilizing a straight-line amortization method over an estimated economic life of 10 years. Estimated amortization expense of core deposit intangibles for each of the years 2010 through 2014 is: 2010 — $31,000; 2011 — $148,000; 2012 — $148,000; 2013 — $148,000; and 2014 — $148,000.

The Bank will review the valuation of this intangible asset annually to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of income.

8. Deposits

Deposit liabilities assumed are composed of the following at October 15, 2010:

October 15, 2010
(In Thousands)
Non-interest bearing transaction accounts	$82,614
Interest bearing transaction accounts and savings deposits	8,624
Time deposits	246,999
Total deposits	$338,237

The following is a summary of the scheduled maturities of the assumed time deposits at October 15, 2010:

Fair Value
(In Thousands)
Three months or less	$28,380
Over three months to six months	27,357
Over six months to 12 months	91,510
Over 12 months	99,752
Total time deposits	$246,999

At the time of the acquisition, deposit rates of the acquired deposits were above market. Because the Bank reset deposit rates to current market rates there was no fair value adjustment recorded for time deposits. The aggregate amount of time deposits with a minimum denomination of $100,000 was $97.5 million at October 15, 2010.

9. FHLB Borrowed Funds

Included in the acquisition were Federal Home Loan Bank (“FHLB”) borrowed funds with a fair value totaling $95.7 million. The Company did not need these advances to meet its present liquidity needs, and redeemed approximately $60.8 million of the advances during the fourth quarter of 2010. The FHLB borrowings are secured by mortgage loans. The remaining borrowings will be held to maturity to match loans with similar maturities. Aggregate annual maturities of FHLB borrowings being held to maturity are:

Fair Value
(In Thousands)
2010	$7,009
2011	--
2012	--
2013	5,109
2014	--
Thereafter	22,745
Total FHLB borrowings held to maturity	$34,863

10. Deferred Income Taxes

The deferred tax liability of $7.2 million as of October 15, 2010, is solely related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

11. Commitments

In the ordinary course of business, Security made various commitments and incurred certain contingent liabilities to fulfill the financing needs of their customers. At October 15, 2010, commitments to extend credit of $31.0 million were outstanding and assumed by the Bank.

12. Net Assets Acquired

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to the Bank certain assets subject to loss-sharing agreements at book value, certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, certain assets at fair value and certain liabilities at book value. The FDIC also transferred cash to the Bank to compensate for the net liability that resulted from the transfer of Security assets and liabilities adjusted for the Bank’s discount bid.

Details related to the transfer at October 15, 2010, are as follows:

October 15, 2010
(In Thousands)
Net assets acquired per purchase and assumption agreement	$(26,556)
Cash received and receivable from the FDIC	73,056

Purchase accounting adjustments:
Loans receivable not covered by FDIC loss share	(110)
Loans receivable covered by FDIC loss share	(83,858)
Foreclosed assets held for sale covered by FDIC loss share	(8,156)
FDIC indemnification asset	68,330
Core deposit premium	1,480
Other assets	(152)
Deferred tax impact	(7,169)
FHLB borrowings	(4,073)
FDIC true-up provision	(1,684)
Net assets acquired	$11,108